Exhibit 99.4

FORM OF LETTER TO BROKERS AND OTHER NOMINEE HOLDERS

CYTOSORBENTS CORPORATION

6,250,000 Units
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of CytoSorbents Corporation

_________, 2024

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering being conducted by CytoSorbents Corporation, a Delaware corporation (the “Company”), of non-transferable subscription right warrants (the “Subscription Rights”) distributed to holders of our common stock and certain eligible warrantholders at 5:00 p.m., Eastern time, on ________, 2024 (the “Record Date”) to purchase units (a “Unit”) of securities at a subscription price equal to $____ (the “Unit Subscription Price”). Each Unit consists of one share of common stock, one Series A Right Warrant to purchase one share of common stock (“Series A Rights Warrant”), one Series B Right Warrant to purchase one share of common stock (“Series B Rights Warrant” and, together with the Series A Rights Warrant, the “Right Warrants”). The Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern time, on _________, 2024 unless we extend or terminate the subscription offering.

The Right Warrants are exercisable commencing on their date of issuance at an exercise price equal to (i) in the case of the Series A Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, which is 45 days following the closing date of the subscription offering, (ii) in the case of the Series B Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00, which is 90 days following the closing date of the subscription offering. The Subscription Rights, Units and Right Warrants are described in the prospectus dated ________, 2024 (the “Prospectus”). Any prospective purchaser of Units pursuant to the exercise of the Subscription Rights or shares of common stock pursuant to the exercise of the Right Warrants should read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the Company.

As described in the Prospectus, each holder of common stock and certain eligible warrants registered in your name or the name of your nominee is receiving, at no charge, one Subscription Right for each share of our Common Stock beneficially owned as of the record date. Pursuant to each Subscription Right, holders will have the right, which we refer to as the basic right, to purchase one Unit. If the holder exercise their basic right in full, they will also have the right, or oversubscription privilege, to purchase additional Units for which other rights holders do not subscribe. Fractional Units will not be sold.

For holders exercising their basic right, sufficient Units may not be available to honor your full request. We will fulfill all basic rights first and should the Units underlying the number of exercised basic rights exceed the 6,250,000 Units available, we will allocate the Units pro rata among those holders that subscribed and exercised their basic right in proportion to the total number of basic rights exercised. As a result, if the subscription offering is completed, you will receive whole Units to the full extent you have properly exercised your basic rights in whole or in part for such whole Units, and Units are available.

The maximum number of our Units available for issuance in this offering is 6,250,000 Units. If more than 6,250,000 Subscription Rights are exercised, we will allocate Units to subscribers on a pro-rata basis based on the total number of Subscription Rights exercised. In addition, the maximum number of shares of our Common Stock available for issuance in this offering is 12,500,000 shares, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the units. If at any time the issuance of shares of Common Stock pursuant to the exercise of Right Warrants comprising the units would exceed such share limitation, any issued and outstanding Right Warrants that remain unexercised will immediately expire worthless.

In the event that the holder purchases all Units available to it pursuant to its basic rights, holders may also exercise an oversubscription privilege to purchase a portion of Units that are not purchased by other holders through the exercise of their basic rights, subject to availability. If the number of Units remaining after the exercise of all basic rights is not sufficient to satisfy all requests for Units pursuant to oversubscription privilege, we will allocate the available Units pro rata among rights holders in proportion to the number of oversubscription Units for which they have subscribed. The subscription agent will determine the oversubscription allocation based on the formula described above.

The maximum number of our Units available for issuance in this offering is 6,250,000 Units. If more than 6,250,000 Subscription Rights are exercised, we will allocate Units to subscribers on a pro-rata basis based on the total number of Subscription Rights exercised. In addition, the maximum number of shares of our Common Stock available for issuance in this offering is 12,500,000 shares, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the units. If at any time the issuance of shares of Common Stock pursuant to the exercise of Right Warrants comprising the units would exceed such share limitation, any issued and outstanding Right Warrants that remain unexercised will immediately expire worthless.

Each holder will be required to submit payment in full for all the Units it wishes to buy with its oversubscription privilege. Because we will not know the total number of unsubscribed Units prior to the expiration of the Subscription Rights, if holders wish to maximize the number of Units they may purchase pursuant to the oversubscription privilege, they will need to deliver payment in an amount equal to the aggregate initial price for the maximum number of Units available to holders, assuming that no holders other than the holder has purchased any Units pursuant to the basic rights and oversubscription privilege. To the extent the amount paid by holders in connection with the exercise of the oversubscription privilege is higher than the aggregate subscription payment of the number of unsubscribed Units actually received by holders pursuant to the oversubscription privilege, holder will be allocated only the number of unsubscribed Units available to the holder, and any excess subscription payment will be promptly returned to holder, without interest or penalty, after the expiration of this offering.

Only whole numbers of shares of common stock and Right Warrants exercisable for whole numbers of shares will be issuable to you in this offering; any right to a fractional share to which you would otherwise be entitled will be terminated, without consideration to you.

The Company can provide no assurances that each holder will actually be entitled to purchase the number of Units subscribed for pursuant to the exercise of its oversubscription privilege in full at the expiration of the offering. While we will seek to honor oversubscription requests in full, if the oversubscription requests exceed the number of Units available, we will allocate the available Units pro rata among the rights holders in proportion to the number of oversubscription Units for which they have subscribed. Equiniti Trust Company, LLC will act as the subscription agent in connection with this offering and will determine the oversubscription allocation.

The Subscription Rights and Right Warrants will be evidenced by a Non-Transferable Subscription Right Warrant Certificate and Transferable Right Warrant Certificate registered in the holder’s name or its nominee and will cease to have any value after their respective expiration dates.

We are asking persons who hold shares of common stock beneficially or issuable upon the conversion of our preferred stock and who have received the Subscription Rights or Right Warrants distributable with respect to those shares through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), as well as persons who hold the shares of common stock directly and prefer to have such institutions effect transactions relating to the Subscription Rights or Right Warrants on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the subscription agent, the information agent and the dealer-manager, incurred in connection with the exercise of the Subscription Rights or Right Warrants will be for the account of the holder of the Subscription Rights or Right Warrants, and none of such commissions, fees or expenses will be paid by the Company or the subscription agent.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Instructions as to Use of CytoSorbents Corporation Non-Transferable Subscription Rights;

3.	Instructions as to Use of CytoSorbents Corporation Transferable Right Warrants;

4.	A form of letter which may be sent to your clients for whose accounts you hold shares of our common stock registered in your name or the name of your nominee;

5.	Beneficial Owner Election; and

6.	Nominee Holder Certificate.

Your prompt action is requested. To exercise the Subscription Rights and Right Warrants, as indicated in the Prospectus, holders should deliver to the subscription agent the properly completed and signed (i) Non-Transferable Subscription Right Warrant Certificate with payment of the Unit Subscription Price for each Unit subscribed for and (ii) Transferable Right Warrant Certificate for the applicable Right Warrants exercised with payment of the applicable exercise price. The subscription agent must receive the Non-Transferable Subscription Right Warrant Certificate with payment of the initial price for the Units and the Transferable Right Warrant Certificate for the applicable Right Warrants exercised with payment of the applicable exercise price prior to their respective expiration dates. Once a holder has exercised its Subscription Right or Right Warrants, such exercise may not be revoked, even if the holder later learns information that it considers to be unfavorable to the exercise of its Subscription Rights or Right Warrants.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc. by telephone at (212) 269-5550 (bankers and brokers) or (800) 549-6864 (all others toll-free) or by email at CTSO@dfking.com. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

CYTOSORBENTS CORPORATION

By:
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer

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